UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2016

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Merger Agreement:

On June 14, 2016, QLT Inc., a corporation incorporated under the laws of British Columbia (the “Company” or “QLT”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aegerion Pharmaceuticals, Inc., a Delaware corporation (“Aegerion”), and Isotope Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of the Company (“MergerCo”), providing for the acquisition of Aegerion by the Company.  Subject to the terms and conditions of the Merger Agreement, MergerCo will be merged with and into Aegerion (the “Merger”), with Aegerion surviving the Merger as a wholly owned indirect subsidiary of the Company. QLT will be renamed to Novelion Therapeutics Inc. (“Novelion Therapeutics”).

A Special Committee of the QLT Board of Directors (the “QLT Board”) considered the terms of the Merger Agreement and the Merger and recommended it to the QLT Board of Directors, which approved the Merger Agreement and the consummation of Merger.  The Board of Directors of Aegerion (the “Aegerion Board”) approved the Merger Agreement and the consummation of the Merger. The closing of the Merger is subject to, among other things, adoption by the stockholders of Aegerion of the Merger Agreement and approval of the issuance of the merger consideration shares by the shareholders of QLT. The QLT Board resolved to recommend that the shareholders of QLT vote in favor of the issuance of warrants and QLT common shares in the proposed transaction and the Aegerion Board resolved to recommend that stockholders of Aegerion vote in favor of the Merger.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the Merger (the “Effective Time”), each share of Aegerion’s common stock (other than shares owned by Aegerion, QLT or any of their subsidiaries) issued and outstanding immediately prior to the Effective Time (the “Aegerion Common Stock”) will be converted into the right to receive 1.0256 validly issued, fully paid and non-assessable common shares of QLT (the “Equity Exchange Ratio”).  The Equity Exchange Ratio may be reduced if, prior to closing of the Merger, Aegerion settles (i) the previously disclosed Department of Justice (“DOJ”) and Securities and Exchange Commission (“SEC”) investigations into Aegerion’s sales activities and disclosure related to its JUXTAPID® (lomitapide capsules) product for amounts that exceed the amounts set forth in Aegerion’s preliminary agreements in principle with the DOJ or SEC and/or (ii) the pending putative shareholder class action lawsuit for an amount that exceeds Aegerion’s director and officer insurance coverage. If Aegerion does not settle the DOJ and SEC investigations and the class action lawsuit prior to closing, QLT shareholders will receive warrants (the “Warrants”) exercisable for QLT common shares with an aggregate value equal to the excess over the thresholds described above, up to an aggregate value of $25 million.

Upon completion of the Merger, and giving effect to the investment in QLT made pursuant to the Unit Subscription Agreement (as defined below) immediately prior to the Merger by an investor syndicate, as described below, QLT shareholders immediately prior to the Merger will own approximately 67% of the outstanding QLT common shares, and current Aegerion stockholders will own approximately 33% of the outstanding QLT common shares.

Pursuant to the Merger Agreement, Aegerion’s in-the-money options and restricted stock units will generally be converted into the right to receive equivalent options and restricted stock units exercisable for or convertible into, respectively, QLT common shares. The remainder of Aegerion’s equity-based awards would be cancelled upon the completion of the Merger. In addition, QLT would enter into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing Aegerion’s 2.00% Convertible Senior Notes Due 2019 (the “Convertible Notes”), which would provide that each convertible note outstanding as of the completion of the Merger will thereafter be convertible into QLT common shares.

The Merger Agreement provides that the Novelion Therapeutics Board of Directors (the “Novelion Board”) will initially consist of four individuals designated by QLT, four individuals designated by Aegerion, one individual designated by Broadfin Capital and one individual designated by Sarissa Capital. Following the completion of the Merger, and for a specified period of time, Sarissa Capital will have the right to designate one additional member of the Novelion Board. Mary Szela, Aegerion’s Chief Executive Officer, will serve as Chief Executive Officer of Novelion Therapeutics.

Completion of the Merger is subject to customary closing conditions, including, among other things, (i) the approval of the requisite vote of shareholders of each of QLT and Aegerion, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the effectiveness of a Registration Statement on Form S-4 to be filed with the SEC and no stop order suspending such effectiveness, (iv) the approval of the listing on the NASDAQ Global Select Market and the Toronto Stock Exchange of the QLT common shares to be issued in connection with the Merger, (v) QLT’s entry into the Supplemental Indenture in connection with the Convertible Notes, (vi) receipt by QLT of the proceeds of the equity investment into QLT of at least $17.5 million contemplated in connection with the Merger, (vii) no material adverse effect having occurred in respect of QLT or Aegerion, (viii) the accuracy of representation and warranties and the compliance with covenants, subject to materiality thresholds and (ix) the warrants having been distributed to the QLT shareholders.

QLT and Aegerion have each agreed to customary representations, warranties and covenants in the Merger Agreement. Among them, both QLT and Aegerion have agreed (i) to conduct their respective businesses in the ordinary course prior to the closing of the Merger, subject to certain restrictions, and (ii) not to solicit alternative transactions or, except under limited circumstances to permit the QLT Board or the Aegerion Board, as applicable, to comply with their respective fiduciary duties, participate in any discussions or negotiations or furnish to third parties any information with respect thereto. In the event either party receives an alternative acquisition proposal, the other party has the right to match the alternative acquisition proposal upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for both QLT and Aegerion, including, among other things, in the event that the Merger is not consummated by December 14, 2016, subject to an extension in certain circumstances, and by either QLT or Aegerion, if the requisite shareholder approvals are not received. The Merger Agreement further provides for payment of a $5 million termination fee by QLT or Aegerion, as applicable, upon termination of the Merger Agreement under specified circumstances, including, among other things, termination of the Merger Agreement by a party following a change in the recommendation of the QLT Board or the Aegerion Board, as applicable.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Unit Subscription Agreement

On June 14, 2016, the Company, Deerfield International Master Fund, L.P. (“Deerfield Master Fund”), Deerfield Partners, L.P. (“Deerfield Partners”, together with Deerfield Master Fund, “Deerfield”), Broadfin Healthcare Master Fund, Ltd. (“Broadfin”), JW Partners LP (“JW Partners”), JW Opportunities Master Fund, Ltd. (“JW Opportunities”, together with JW Partners, the “JW Parties”), The K2 Principal Fund L.P. (“K2”), Healthcare Value Partners, L.P. (“Healthcare Value”), Tiger Legatus Capital Management, LLC (“Tiger Legatus”), Sarissa Capital Domestic Fund LP (“Sarissa Domestic”), Sarissa Capital Offshore Master Fund LP (“Sarissa Offshore”, together with Sarissa Domestic, “Sarissa Capital”), Armistice Capital Master Fund, Ltd. (“Armistice”) Levcap Alternative Fund, L.P., Ulysses Partners, L.P. and Ulysses Offshore Fund, Ltd. (together, “Levin Capital”) and Jason Aryeh, chairman of QLT (“Mr. Aryeh” and, together with Deerfield, Broadfin, the JW Parties, K2, Healthcare Value, Tiger Legatus, Levin Capital, Sarissa Capital and Armistice, the “Investors”) entered into a Unit Subscription Agreement (the “Unit Subscription Agreement”) that has a closing date immediately prior to the closing of the Merger.  The Unit Subscription Agreement provides that, among other things, subject to the terms and conditions set forth therein, QLT will allot and issue to the Investors, and the Investors will subscribe for, up to a maximum of 12,363,636 common shares of QLT (the “QLT Shares”) and an equal number of warrants (together with the QLT Shares, the “Units”) for an aggregate subscription price of approximately $22 million at a price per Unit of $1.76.

In addition to customary closing conditions, the Unit Subscription Agreement includes the following conditions, among other things, (i) the QLT Shares having been approved for listing on NASDAQ and the Toronto Stock Exchange, subject to official notice of issuance; (ii) there having been no material amendment, modification or waiver of a material right under the Merger Agreement in the form as executed by the parties thereto as of the date of the Subscription Agreement; (iii) there having been no pending suit, action or proceeding by any person seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by the Unit Subscription Agreement; and (iv)

QLT and each of the Investors having performed and complied in all material respects with their respective obligations and agreements required by the Unit Subscription Agreement to be performed or complied with by QLT and each Investor prior to the investment date.

The Unit Subscription Agreement may be terminated under certain circumstances, including, among other things, automatically upon the valid termination of the Merger Agreement.

A copy of the Unit Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Unit Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Unit Subscription Agreement.

Warrant Agreement

As discussed above, if Aegerion does not settle the DOJ and SEC investigations and the class action lawsuit prior to closing, QLT shareholders will receive Warrants. Each Warrant entitles the holder to purchase shares of QLT for a purchase price of $0.01 if either the DOJ/SEC Matter or the Class Action Lawsuit is resolved for amounts in excess of the anticipated settlement amounts, which are $40 million for the DOJ/SEC Matter, and $0, after taking into account any director and officer liability insurance (if available), for the Class Action Lawsuit. The Warrants are exercisable for QLT common shares with an aggregate value equal to the excess over the prescribed thresholds, up to an aggregate value of $25 million.

A copy of the form Warrant Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement.

Loan Agreement

On June 14, 2016, QLT entered into a loan and security agreement (the “QLT Loan Agreement”) with Aegerion concurrently with the execution of the Merger Agreement, pursuant to which QLT provided a term loan facility to Aegerion. Aegerion will borrow $3 million in term loans in connection with the execution of the Merger Agreement and may also borrow up to $3 million in term loans per month if and to the extent such amounts are necessary in order for Aegerion to maintain an unrestricted cash balance of $25 million, subject to certain terms and conditions, including that the aggregate principal amount of term loans (excluding PIK Interest (as defined below)) borrowed under the facility shall not exceed $15 million.  The term loans made pursuant to the QLT Loan Agreement (the “QLT Loans”) shall mature on the earliest of (i) July 1, 2019, (ii) the maturity date of the Convertible Notes, (iii) three business days after a termination of the Merger Agreement by Aegerion and (iv) 90 days after a termination of the Merger Agreement by QLT (the “QLT Maturity Date”).

Aegerion’s obligations under the QLT Loan Agreement are secured by (i) a first priority security interest in Aegerion’s intellectual property related to Aegerion’s MYALEPT product (the “Myalept IP”) and (ii) a second priority security interest in the other assets securing Aegerion’s obligations under the SVB Loan Agreement.   All borrowings under the QLT Loan Agreement would accelerate and become payable under certain circumstances, including if Aegerion terminates the Merger Agreement to accept a superior proposal.  In connection with the QLT Loan Agreement, on June 14, 2016, QLT, SVB and Aegerion entered into a subordination agreement (the “Subordination Agreement”), pursuant to which Aegerion’s obligations under the QLT Loan Agreement are subordinated to Aegerion’s obligations under the SVB Loan Agreement (as defined below), other than QLT’s permitted first priority lien on the Myalept IP.

The QLT Loans will bear interest at a rate of 8.0% per annum, subject to increase as described below.  Until the payment in full of Aegerion’s obligations under the Loan and Security Agreement, dated as of March 28, 2012, between Aegerion and Silicon Valley Bank (“SVB”), as amended, supplemented or otherwise modified (the “SVB Loan Agreement”), and the termination of the SVB Loan Agreement, accrued interest on the QLT Loans will be capitalized and added to the aggregate principal amount of the QLT Loans (“PIK Interest”).  If cash interest becomes payable under the QLT Loan Agreement but Aegerion is prohibited from making such cash payments under the terms of the Subordination Agreement (as defined below), such interest rate will increase to 15.0% per annum.  If an event of default exists under the terms of the QLT Loan Agreement, an additional 5.0% per annum interest rate will be added to the then-applicable interest rate thereunder, unless the QLT Loans are already accruing interest at the increased rate of 15.0% per annum.

A copy of the Loan Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement.

Voting Agreements

Certain shareholders of QLT (the “Specified QLT Shareholders”) have entered into voting agreements with Aegerion (the “QLT Voting Agreements”) concurrently with the execution of the Merger Agreement, providing that the Specified QLT Shareholders, upon the terms and subject to the conditions set forth therein, (i) will vote their QLT common shares in favor of the issuance of warrants and QLT common shares pursuant to the proposed transaction and the issuance of QLT common shares on exercise of the warrants and approving an amendment to the QLT stock option plan, and (ii) will not sell or otherwise transfer their shares prior to consummation of the Merger.

Certain stockholders of Aegerion (the “Specified Aegerion Stockholders”) have entered into voting agreements with QLT (the “Aegerion Voting Agreements”) concurrently with the execution of the Merger Agreement, providing that the Specified Aegerion Stockholders, upon the terms and subject to the conditions set forth therein, (i) will vote their Aegerion common shares in favor of the Merger and the other transactions contemplated in the Merger Agreement and (ii) will not sell or otherwise transfer their shares prior to consummation of the Merger.  Sarissa Capital, a stockholder of Aegerion, entered into a voting agreement with QLT (the “Sarissa Voting Agreement”), and the terms of such voting agreement vary in certain respects from that of the form of Aegerion Voting Agreement.

A copy of the form of QLT Voting Agreement, the form of Aegerion Voting Agreement and the Sarissa Voting Agreement are attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The foregoing descriptions of the voting agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the voting agreements.

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell securities or a solicitation of any vote or approval. It does not constitute a prospectus and no offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to the proposed business combination between an affiliate of QLT and Aegerion.  In connection with the proposed transaction, QLT will file with the SEC a registration statement on Form S-4 that will include the joint proxy statement/circular of Aegerion and QLT that also includes a prospectus relating to QLT common shares to be issued in connection with the proposed transaction. Aegerion and QLT will mail the joint proxy statement/circular to their respective shareholders in connection with the transaction. This communication is not a substitute for the registration statement, joint proxy statement/circular, prospectus or other documents that QLT and/or Aegerion may file with the SEC in connection with the proposed transaction.  INVESTORS OF QLT AND AEGERION ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/CIRCULAR, PROSPECTUS AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QLT, AEGERION AND THE PROPOSED TRANSACTION. Aegerion shareholders will be able to obtain the registration statement, joint proxy statement/circular, and prospectus, as well as other filings containing information about Aegerion, QLT and the proposed transaction, free of charge, at the website maintained by the SEC at www.sec.gov and, in QLT’s case, also on the SEDAR website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com. Aegerion shareholders may also obtain these documents, free of charge, from Aegerion’s website (www.aegerion.com) under “Investors—Financial Information—SEC Filings” or by directing a request to Aegerion’s Secretary at Aegerion Pharmaceuticals, Inc., One Main Street, Suite 800, Cambridge, MA 02142. QLT shareholders may also obtain these documents, free of charge, from QLT’s website at www.QLTinc.com under “Investors—Securities Filings—Proxy Circulars” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5.

Participants in the Solicitation

The respective directors and executive officers of Aegerion and QLT and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Aegerion’s directors and executive officers is available or incorporated by reference in its Annual Report on Form 10-K filed with the SEC on March 15, 2016, and information regarding QLT directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC and the CSA on February 25, 2016, as amended by its Annual Report on Form 10-K/A filed with the SEC and the CSA on April 29, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the registration statement, joint proxy statement/circular and other relevant materials to be filed with the SEC and the CSA.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward ¬looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”). Forward-looking statements contained in this document may include, without limitation, statements regarding the proposed transaction between an affiliate of QLT and Aegerion, the timing and financial and strategic benefits thereof, the expected impact of the transaction and private placement investment on the cash balance of the companies following the proposed merger, the future strategies for the companies, plans and expectations, and the anticipated timing of clinical trials and approvals for, and the commercial potential of, the companies’ products and product candidates. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the failure to receive, on a timely basis or otherwise, the required approvals by Aegerion and QLT shareholders and government or regulatory agencies; the risk that a condition to closing of the Merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Aegerion and QLT operations will be greater than expected; the ability of the companies to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes, including changes in tax laws or interpretations that could increase the consolidated tax liabilities of the companies; and other risk factors relating to the biopharmaceutical industry, as detailed from time to time in each of Aegerion’s and QLT’s reports filed with the SEC and, in QLT’s case, the CSA. Investors should not place undue reliance on forward-looking statements. The forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future performance, results, and trends.  Such statements are made as of the date of this report, and, except to the extent otherwise required by applicable law, Aegerion undertakes no obligation to update such statements after this date. In addition to those risks described above, risks and uncertainties that could cause our actual results to materially differ from those described are discussed in our filings with the SEC (including those described in Item 1A of Aegerion’s and QLT’s Annual Reports on Form 10-K for the year ended December 31, 2015 and Aegerion’s and QLT’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, in each case under the heading “Risk Factors” and elsewhere in such filings).

Item 9.01.                              Financial Statements and Exhibits.

(d) Exhibits

2.1

Agreement and Plan of Merger, dated as of June 14, 2016, by and among Aegerion Pharmaceuticals, Inc., QLT Inc. and Isotope Acquisition Corp. (incorporated by reference from Aegerion Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the SEC on June 15, 2016)

10.1

Unit Subscription Agreement, dated as of June 14, 2016, by and among QLT Inc., Deerfield International Master Fund, L.P., Deerfield Partners, L.P., Broadfin Healthcare Master Fund, Ltd., JW Partners LP, JW Opportunities Master Fund, Ltd., The K2 Principal Fund L.P., Healthcare Value Partners, L.P., Tiger Legatus Capital Management, LLC, Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Armistice Capital Master Fund, Ltd.,Levcap Alternative Fund, L.P., Ulysses Partners, L.P., Ulysses Offshore Fund, Ltd. and Jason Aryeh

10.2

Form of Warrant Agreement (incorporated by reference to Exhibit C of the Agreement and Plan of Merger from Aegerion Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the SEC on June 15, 2016)

10.3

Loan and Security Agreement dated as of June 14, 2016, by and between Aegerion Pharmaceuticals, Inc. and QLT Inc. (incorporated by reference from Aegerion Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the SEC on June 15, 2016)

10.4

Form of Voting Agreement by and between Aegerion and each of the Specified QLT Shareholders (incorporated by reference from Aegerion Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the SEC on June 15, 2016)

10.5

Form of Voting Agreement by and between QLT and each of the Specified Aegerion Shareholders (incorporated by reference from Aegerion Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the SEC on June 15, 2016)

10.6	Voting Agreement, dated as of June 14, 2016, by and between QLT, Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Glen Ibbott
Name:	Glen Ibbott
Title:	Chief Financial Officer

Date: June 16, 2016